Exhibit 5.1

BOCA RATON
BOSTON
CHICAGO
HONG KONG
LONDON
LOS ANGELES
NEW ORLEANS
1585 Broadway New York, NY 10036-8299 Telephone 212.969.3000 Fax 212.969.2900	NEWARK PARIS SÃO PAULO WASHINGTON
August 10, 2009
Suburban Propane Partners, L.P.
240 Route 10 West
Whippany, NJ 07981
Ladies and Gentlemen:
     We have acted as special counsel for Suburban Propane Partners, L.P., a Delaware limited partnership (the “Partnership”), with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Partnership under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of common units representing limited partner interests in the Partnership (the “Common Units”).
     We have examined the Registration Statement, the Prospectus included in the Registration Statement (the “Prospectus”), the Third Amended and Restated Agreement of Limited Partnership of the Partnership dated as of October 19, 2007, as amended as of July 31, 2007 (the “Partnership Agreement”), the Amended and Restated Certificate of Limited Partnership of the Partnership, filed May 26, 1999, as amended by the Certificate of Correction of Certificate of Amendment, filed July 24, 2006 (the “Certificate”) with the Secretary of State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act in connection with the formation of the Partnership, and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have reviewed certain certificates of officers of the managing general partner of the Partnership and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.
     In connection with this opinion, we have assumed that:
(1) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

August 10, 2009

(2) a Prospectus Supplement will have been prepared and filed with the Commission describing the Common Units offered thereby;
(3) all Common Units will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; and
(4) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto.
     Based upon and subject to the foregoing, we are of the opinion that, when the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters and the Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership and upon payment of the consideration thereof or provided for therein, then the Common Units will be validly issued, fully paid and non-assessable, except as may be described in the Prospectus.
     The opinions expressed herein are qualified in the following respects:
(1) We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.
(2) This opinion is limited in all respects to federal laws and the Delaware Revised Uniform Limited Partnership Act.
     We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,

/s/ PROSKAUER ROSE LLP